Calculation of Filing Fee Tables
S-8
Fulcrum Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	457(a)	2,000,000	$ 10.54	$ 21,080,000.00	0.0001381	$ 2,911.15
2	Equity	Common Stock, $0.001 par value per share	457(a)	428,571	$ 8.96	$ 3,839,996.16	0.0001381	$ 530.30
Total Offering Amounts:						$ 24,919,996.16		$ 3,441.45
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,441.45
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c) under the Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2) Consists of 2,000,000 shares issuable under the registrant's 2019 Stock Incentive Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Act, and based on $10.54, the average of the high and low sale prices of the registrant's common stock as reported on the Nasdaq Global Market on February 17, 2026.

[2]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c) under the Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (4) Consists of 428,571 shares issuable under the registrant's 2019 Employee Stock Purchase Plan. (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on 85% of $10.54, the average of the high and low sale prices of the registrant's common stock as reported on the Nasdaq Global Market on February 17, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A